Exhibit 4.1
EXECUTION COPY
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE, dated as of January 30, 2007, among American Commercial Lines LLC, a Delaware limited liability company (“ACL LLC”), ACL Finance Corp., a Delaware corporation (“ACL Finance” and, together with ACL LLC, the “Issuers”), American Barge Line Company, a Delaware corporation, Commercial Barge Line Company, a Delaware corporation, ACL Transportation Services LLC, a Delaware limited liability company, American Commercial Lines International LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, American Commercial Barge Line LLC, a Delaware limited liability company (collectively, the “Guarantors”), and Wilmington Trust Company, as trustee (the “Trustee”).
     WHEREAS, in accordance with Section 9.02 of the Indenture relating to the 9.5% Senior Notes due 2015 (the “Notes”), dated as of February 11, 2005 (the “Original Indenture”), among the Issuers, the Trustee and the guarantors named therein, as supplemented by the First Supplemental Indenture, dated as of September 6, 2006 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among the Issuers, the Trustee and the guarantors named therein, the Issuers and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;
     WHEREAS, the Issuers desire to eliminate substantially all of the restrictive covenants, several affirmative covenants and certain events of default contained in the Indenture and to modify the covenant regarding mergers, consolidations and transfers of the Issuers’ properties and assets substantially as an entirety;
     WHEREAS, ACL LLC has offered (the “Offer”) to purchase for cash and has solicited consents from Holders of any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 17, 2007 (the “Offer to Purchase”), as the same may be amended, supplemented or modified;
     WHEREAS, the Offer is conditioned upon, among other things, the execution of a supplemental indenture to the Indenture enacting the proposed amendments (the “Proposed Amendments”) set forth herein;
     WHEREAS, ACL LLC has received, pursuant to the Offer, the consent to effect the Proposed Amendments from Holders of a majority in aggregate principal amount of the outstanding Notes;
     WHEREAS, the Boards of Directors of the Issuers and the Guarantors have authorized this Second Supplemental Indenture; and
     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

     NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Notes:
Article 1.
Amendments to the Indenture
     1.1 Amendment of Section 4.03. The text of Section 4.03 (excluding the caption thereof) of the Indenture is hereby deleted in its entirety and is replaced with the following: “The Issuers and the Guarantors shall comply with Section 314(a)(1) of the TIA.”
     1.2 Amendment of Section 4.04. The text of Section 4.04 (excluding the caption thereof) of the Indenture is hereby deleted in its entirety and is replaced with the following: “The Issuers and the Guarantors shall comply with Section 314(a)(4) of the TIA.”
     1.3 Amendment of Sections 4.05 through 4.20. The text of each of Sections 4.05 through 4.20 (excluding any captions thereof) of the Indenture, inclusive, is hereby deleted in its entirety and in each case is replaced with the following: “[intentionally omitted]”.
     1.4 Amendment of Section 5.01. The text of Section 5.01 of the Indenture is hereby deleted in its entirety and is replaced with the following:
          “Section 5.01 Merger, Consolidation, or Sale of Assets.
     (a) American Barge will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not American Barge is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of American Barge, in one or more related transactions, to another Person, unless:
          (1) either: (a) American Barge is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than American Barge) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or a limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
          (2) the Person formed by or surviving any such consolidation or merger (if other than American Barge) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of American Barge under the Notes, this Indenture and the Registration Rights Agreement;
          (3) immediately after such transaction, no Default or Event of Default exists;
          (4) [intentionally omitted]; and

          (5) the Issuers shall have furnished the Trustee with an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent set forth in this Section 5.01(a) have been satisfied.
     (b) [intentionally omitted]
     (c) This Section 5.01 will not apply to:
          (1) a merger of American Barge with an Affiliate solely for the purpose of reincorporating American Barge in another jurisdiction; or
          (2) any consolidation or merger of either of the Issuers or any Guarantor with or into any other Issuer or Guarantor, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuers and/or any of the Guarantors.”
     1.5 Amendment of Section 6.01. The text of Section 6.01 of the Indenture is hereby deleted in its entirety and is replaced with the following:
          “Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:
          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;
          (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
          (3) failure by American Barge to comply with the provisions of Sections 5.01 hereof;
          (4) failure by American Barge for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
          (5) [intentionally omitted]
          (6) [intentionally omitted]
          (7) American Barge pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,

     (C) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (D) makes a general assignment for the benefit of its creditors, or
     (E) generally is not paying its debts as they become due;
          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against American Barge in an involuntary case;
     (B) appoints a custodian of American Barge; or
     (C) orders the liquidation of American Barge and the order or decree remains unstayed and in effect for 60 consecutive days; and
          (9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.”
     1.6 Amendment of Section 8.03. The text of Section 8.03 of the Indenture is hereby deleted in its entirety and is replaced with the following:
          “Section 8.03 Covenant Defeasance.
          Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(4) hereof will not constitute Events of Default.”
     1.7 Amendment of Section References. All references in the Indenture and Notes to the Sections and Clauses of the Indenture and the Notes deleted pursuant to this Article 1 of this Second Supplemental Indenture are hereby deleted.
Article 2
Effectiveness
     2.1 This Second Supplemental Indenture is entered into pursuant to and consistent with Section 9.02 of the Indenture. Upon the execution of this Second Supplemental Indenture by the Issuers, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided however, that the effect of this Second Supplemental Indenture shall be automatically retroactively revoked without further action by any party if payment of the Total Consideration, including the Consent Payment, each as defined in the Offer to Purchase, is not made pursuant to the terms of the Offer.
Article 3
Miscellaneous
     3.1 Certain Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
     3.2 Continuing Effect of the Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.
     3.3 Reference and Effect on the Indenture. On and after the date upon which this Second Supplemental Indenture is executed, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture, unless the context otherwise requires.
     3.4 Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.
     3.5 Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

     3.6 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and not of the Trustee.
     3.7 Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE.
     3.8 Novation, Substitution, or Rescission. There will not, as a result of the Proposed Amendments, be (i) a novation in respect of any portion of the Notes, (ii) a substitution of all or any portion of the Notes by a new debt, or (iii) a discharge, rescission or extinguishment of all or any portion of the Notes.
     3.9 Successors. All agreements of the Issuers and the Guarantors in this Second Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.
     3.10 Separability. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, all as of the date and year first written above.

Issuers AMERICAN COMMERCIAL LINES LLC
By:
Name:
Title:

ACL FINANCE CORP.
By:
Name:
Title:

Guarantors AMERICAN BARGE LINE COMPANY
By:
Name:
Title:

COMMERCIAL BARGE LINE COMPANY
By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC
By:
Name:
Title:

AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
By:
Name:
Title:

JEFFBOAT LLC
By:
Name:
Title:

AMERICAN COMMERCIAL BARGE LINE LLC
By:
Name:
Title:

Trustee WILMINGTON TRUST COMPANY, as Trustee
By:
Name:
Title: